Exhibit 21

The subsidiaries of American Shared Hospital Services are:

MedLeader.com, Inc.

A California corporation

OR21, Inc.

A California corporation

Long Beach Equipment, LLC

A Delaware limited liability company

ASHSDB#1, LLC

ASHSDB#2, LLC

Both Delaware limited liability companies

Subsidiaries of ASHSDB#1 and ASHSDB#2

ASHS do Brasil Equipamentos Medicos LTDA

A Brazilian company

American Shared Radiosurgery Services

A California corporation

Subsidiaries of American Shared Radiosurgery Services

GK Financing, LLC

A California limited liability company

Subsidiaries of GK Financing, LLC

Albuquerque GK Equipment, LLC

A Delaware limited liability company

Jacksonville GK Equipment, LLC

A Delaware limited liability company

Instituto de Gamma Knife del Pacifico S.A.C.

A Peruvian company

GK Financing U.K. LTD

An England and Wales private limited company

EWRS, LLC

A Delaware limited liability company

EWRS Tibbi Cihazler Ticaret Ltd. Sti.

A Turkish company

GKFDB#1, LLC

GKFDB#2, LLC

Both Delaware limited liability companies

Subsidiaries of GKFDB#1 and GKFDB#2

GKF do Brasil Equipamentos Medicos LTDA

A Brazilian company